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AMERICAN ITALIAN PASTA COMPANY                                          -NEWS
                                                                        -RELEASE

Contact:

George Shadid -
EVP & Chief Financial Officer
816-584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

                         American Italian Pasta Company
            Outlines Strategic Decisions and Asset Divestiture Plans;

                          Liquidity Position Disclosed;

                       First Quarter Form 10-Q Not Filed;
                            Annual Meeting Postponed

KANSAS  CITY,  MO.,  February  14,  2006  ---  American  Italian  Pasta  Company
(NYSE:PLB)  outlined today certain strategic decisions resulting from its recent business assessment,  including plans to divest certain assets. The Company also disclosed its liquidity  position,  as well as reporting  that its Form 10-Q was not  filed  and that the  Company's  Annual  Meeting  of  Shareholders  has been postponed.

BUSINESS ASSESSMENT AND ASSET DIVESTITURES

As announced in September 2005, the Company  retained the management  consulting firm of Alvarez & Marsal (A&M).  In  conjunction  with the Company's  management team, A&M assessed the Company's business and operating strategies, including an evaluation of the Company's  brand,  marketing  and sales  strategies,  capacity utilization,  supply chain and  manufacturing  initiatives,  cost  structure and financial strategies.

Jim Fogarty, Chief Executive Officer,  stated "Over the past few months, we have been assessing key business and operating  strategies,  and we are now beginning the implementation of our initiatives.  I would also note that I am impressed by
our   dedicated  and  talented  AIPC  team  which  is  committed  to  delivering outstanding products and services to our customers."

The  strategic  decisions  reached  as a result of the  assessment  include  the following:

Lines of Business:  The Company will continue  operating in its historical lines of business  within the retail and  institutional  markets.  The Company's focus will  continue on the  branded,  private  label,  food  service  and  industrial segments.

                                     -more-

AIPC
February 14, 2006

The Company  will also  continue  new product  innovation,  such as the recently announced launch of the Company's new multi-grain  products under the Mueller's,
Golden Grain-Mission and Heartland labels.

Divestment of  Non-Strategic  Brands:  The Company's  Eddie's and Mrs.  Leeper's
pasta  brands  have been  identified  as  non-strategic  brands due to the sales volume and complexity of the brands as compared to the Company's  other lines of business.  Accordingly,  the  Company has decided to divest  these  brands.  The
Company  will  continue to produce  specialty  products  for its  private  label customers and continue to support  these brands while it undertakes  divestiture efforts.

As a  result  of the  Company's  decision  to  divest  the  brands,  a  non-cash impairment  charge on the  brands in the range of $4.5 to $5.0  million  will be recorded  (in addition to an  impairment  charge of  approximately  $4.6 million included in the previously  announced brand  impairment  charges  resulting from declines in projected future sales volume and related revenues).

Manufacturing Footprint Strategy and Plant Divestment: The Company has completed the evaluation of its  manufacturing  footprint and expected  future  production
capacity   requirements.   Considering   the   Company's   forecasted   capacity
utilization,  the Company has determined that its Kenosha,  Wisconsin plant will be  permanently  closed and divested.  Since August 2004,  the Kenosha plant has operated on an as needed basis to meet ingredient  customer demand.  The Company will begin efforts to divest the real estate and separately  sell certain of the plant's manufacturing  equipment.  The plant closure is scheduled in early April
2006.

In  accordance  with  Statement  of  Financial  Accounting  Standards  No. 144 -
"Accounting  for the Impairment or Disposal of Long Lived  Assets",  the Company
will record a non-cash asset  impairment  charge  relating to the disposition of the  Kenosha  plant in the second  quarter of fiscal year 2006.  The  impairment charge  is  expected  to be in the  range of $25.0 to $29.0  million  (excluding related selling expenses and contract termination costs that may be incurred).

The Company  will  continue to operate  its three other  domestic  manufacturing plants (Excelsior Springs,  Missouri;  Columbia,  South Carolina; and, Tolleson,
Arizona),  as well as its Italian plant. As part of the Kenosha divestment plan, the Company  anticipates  relocating certain pasta  manufacturing lines from the
Kenosha plant to its Columbia plant to expand the Columbia  plant  manufacturing capacity for retail and ingredient products.  This ingredient capacity expansion will  allow the  Company to  continue  to  efficiently  service  its  ingredient customers.

Other Asset  Divestments:  The Company has identified  certain other assets that will be divested,  including manufacturing equipment that will no longer be used in its operations,  the Company's  fractional  aircraft interest and a parcel of undeveloped  land. The Company will record non-cash asset impairment  charges in the second  quarter of fiscal  year 2006  relating  to the  divestment  of these assets  totaling  $3.3  million  (in  addition  to  previously  announced  asset impairment charges that will be recorded in the third quarter of fiscal 2005).

The dispositions of the non-strategic brands,  Kenosha plant and the other asset divestments  outlined  above  result  in  additional  asset  impairment  charges totaling  $32.8 to $37.3  million and are expected to generate net cash proceeds in the range of $7.5 to $11.0 million  (excluding  selling expenses and contract
termination   costs  that  may  be  incurred   relating  to  the  Kenosha  plant
divestiture).

                                     -more-

AIPC
February 14, 2006

Inventory Management: The Company disclosed in August 2005 that non-cash charges would be recorded in the third fiscal  quarter of 2005 to increase  reserves for
slow  moving,   damaged  and  obsolete   inventories  and  for  other  inventory
write-downs.  Since that time, the Company has continued to review its inventory composition,  required inventory levels and related  disposition  strategies and has now  determined  that  additional  non-cash  charges of  approximately  $4.0 million are  necessary  to reflect  the  anticipated  recoverability  of certain inventories.  The Company is reducing its current level of slow moving,  damaged and obsolete  inventories and expects to generate  approximately $2.0 million of cash in the 2006 fiscal year from such sales.

OVERVIEW OF COMPANY LIQUIDITY

As of February 13,  2006,  the  Company's  total debt was  approximately  $280.0 million,  including $278.0 million under its bank credit  facility.  Total debt, less cash,  stood at $256.0  million.  As of February 13, 2006,  the Company had
liquidity   resources   totaling   approximately   $34.0   million,   reflecting
availability of approximately $10.0 million under its revolving credit agreement and cash of approximately $24.0 million (reflecting the reduction resulting from scheduled  debt  payments of $1.9 million in January  2006).  In  addition,  the
Company  continues to expect that net cash flow to be generated from  operations will be sufficient to meet its expected  operating  needs for the current fiscal year.  The Company also noted that amounts owed to its suppliers and vendors are currently within established credit terms.

As reported  earlier,  in December 2005 the Company received a third waiver from its bank group for non-compliance  with certain covenants  contained in its bank credit agreement. During the waiver period, which expires on March 16, 2006, the
Company is pursuing refinancing alternatives for its bank credit facility, which expires on October 2, 2006.

LATE FILING OF FORM 10-Q AND POSTPONEMENT OF ANNUAL MEETING

The  Company  did not file its Form  10-Q for the  first  fiscal  quarter  ended
December 30, 2005 on the due date of February 8, 2006. As previously  disclosed, the  Company  has also not filed its Form 10-Q for the third  fiscal  quarter of fiscal 2005 and its Form 10-K for the fiscal year ended  September  30, 2005. In addition,  the  Company  announced  that its  Annual  Meeting  of  Shareholders, normally  scheduled for February,  has been postponed  indefinitely  pending the
Company's  completion  of  its  previously  announced   restatement  of  certain
historical financial statements.

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.  The
Company  currently  has five  plants  that are  located  in  Excelsior  Springs,
Missouri;  Columbia, South Carolina;  Tolleson,  Arizona; Kenosha, Wisconsin and
Verolanuova,  Italy. The Company has  approximately 600 employees located in the
United States and Italy.

The statements made above in "Business  Assessment and Asset  Divestitures"  and
"Overview of Company  Liquidity"  are  forward-looking  and are based on current expectations. Actual future results or events could differ materially from those anticipated by such forward-looking  statements. The differences could be caused by a number of  factors,  including,  but not  limited  to, the  completion  and findings of the investigation  being conducted by the Company's Audit

                                     -more-

AIPC
February 14, 2006

Committee,   the  Company's   performance  and  the  availability  of  financing
alternatives to provide refinancing of the Company's indebtedness.  In addition, future operating results are impacted by a number of factors,  including but not limited to, our  dependence  on a limited  number of customers for a substantial portion of our  revenue,  our  ability to obtain  necessary  raw  materials  and minimize  fluctuations  in  raw  material  prices,  the  impact  of  the  highly competitive  environment  in which we operate,  our  reliance  exclusively  on a single product  category,  our ability to attract and retain key personnel,  and
our  ability  to  cost-effectively   transport  our  products.   For  additional
discussion  of the  principal  factors  that could  cause  actual  results to be materially different,  refer to Item 7, Risk Factors, in our report on Form 10-K dated  December 10, 2004 filed by the Company with the  Securities  and Exchange
Commission.  The Company will not update any forward-looking  statements in this press release to reflect future events.

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